Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 367 (Insured), National Trust 368 and Florida Trust 128:

We consent to the use of our report dated July 9, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

July 9, 2003